Exhibit 10.6

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE CLASS A ORDINARY SHARES

[●]1

Warrant Shares: [●][2]
Issuance Date: [Acquisition Merger Closing Date]

THIS WARRANT TO PURCHASE CLASS A ORDINARY SHARES (the “Warrant”) certifies that, for value received, CSLM Acquisition Sponsor II, Ltd, a Cayman Islands exempted limited liability company or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Issuance Date and on or prior to 5:00 p.m. (New York City time) on the fifth (5th) anniversary of the Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from [●], a Cayman Islands exempted company limited by shares (the “Company”), up to [●]3 Class A Ordinary Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price of one (1) Class A Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2.2.

1.	Definitions. In addition to the terms defined elsewhere in this Warrant or in the Business Combination Agreement dated October 6, 2026 by and among the Company, the Holder, and certain other parties thereto (the “Business Combination Agreement”), the following terms have the meanings indicated in this Section 1:

1.1. “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

1.2. “Binance Warrant” means (i) the warrant issued or to be issued by First Digital Group Limited to Alphanest Holdings Ltd, a company organized and existing under the laws of the United Arab Emirates, or its Affiliates, and (ii) the warrant issued or to be issued by the Company to Alphanest Holdings Ltd, a company organized and existing under the laws of the United Arab Emirates, or its Affiliates, in each case to the extent being effective as of the relevant time.

1.3. “Board of Directors” means the board of directors of the Company.

1.4. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Hong Kong are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed in The City of New York or in Hong Kong (as the case may be) due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York or Hong Kong (as the case may be) generally are open for use by customers on such day.

[1]	To confirm name of the post business combination PubCo to be listed.
[2]	[1,891,667]+[Remaining Working Capital Warrant Coverage (as defined in Business Combination Agreement)]
[3]	[1,891,667]+[Remaining Working Capital Warrant Coverage (as defined in Business Combination Agreement)]

1.5. “Class A Ordinary Share” means the Class A Ordinary Shares of the Company, $[     ] par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

1.6. “Class A Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Class A Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Ordinary Shares.

1.7. “Commission” means the United States Securities and Exchange Commission.

1.8. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9. “Exempt Issuance” means the issuance, sale, grant or entry into agreement to issue, sell or grant, of (i) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) or any employee stock options or other equity awards (x) under the Company’s equity compensation plans (including the PubCo Equity Incentive Plan) or (y) pursuant to the terms of the Business Combination Agreement or the other Transaction Documents (including the earn-out shares issued or issuable to the Founder and the Sponsor under the Founder Earn-Out Agreement and the Sponsor Share Restructuring Agreement, as well as any securities issued upon exercise or conversion thereof), (ii) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) issued or assumed in connection with the Business Combination Agreement, (iii) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) issued or issuable pursuant to any equipment lease, loan, credit facility, or similar financing arrangement with a bank, equipment lessor, or other financial institution approved by the Board of Directors, (iv) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) issued or issuable upon conversion, exchange or exercise of any Convertible Securities outstanding as of the date hereof, (v) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) issued or issuable in connection with any stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that affects all holders of Class A Ordinary Shares on a pro rata basis, (vi) any securities (including Class A Ordinary Shares and Class A Ordinary Shares Equivalents) issued or issuable in connection with a bona fide acquisition (whether by merger, consolidation, purchase of substantially all assets, or otherwise) approved by the Board of Directors, (vii) any securities issued upon conversion of Class B ordinary shares of the Company, (viii) any securities issued pursuant to the Business Combination Agreement or the other Transaction Documents, (ix) the Binance Warrant or any securities issued pursuant to the Binance Warrant or (x) the Noble Elite Warrant or any securities issued pursuant to the Noble Elite Warrant.

1.10. “Noble Elite Warrant” means (i) the warrant issued or to be issued by First Digital Group Limited to Noble Elite Ltd., a company organized and existing under the laws of the Cayman Islands, or its Affiliates, and (ii) the warrant issued or to be issued by the Company to Noble Elite Ltd., a company organized and existing under the laws of the Cayman Islands, or its Affiliates, in each case to the extent being effective as of the relevant time.

1.11. “Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreement.

1.12. “Lock-Up Agreement” means the lock-up agreement, dated [●], by and among the Holder and the Company.

1.13. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.14. “Registrable Securities” shall have the meaning ascribed to such term in the Registration Rights Agreement.

1.15. “Registration Rights Agreement” shall have the meaning ascribed to such term in the Business Combination Agreement.

1.16. “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Holder of the Registrable Securities.

1.17. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.18. “Subsidiary” means any Person that is Controlled, directly or indirectly, by the Company.

1.19. “Trading Day” means any weekday on which the Trading Market on which the Class A Ordinary Shares are listed is open for trading. If the Class A Ordinary Shares is not listed or admitted for trading, “Trading Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in The New York City are authorized or required by law or other governmental action to close.

1.20. “Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

1.21. “Transaction Documents” shall have the meaning ascribed to such term in the Business Combination Agreement.

1.22. “Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with a mailing address of 1 State Street, 30th Floor, New York, NY 10004-1561, and any successor transfer agent of the Company.

1.23. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Class A Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Class A Ordinary Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Class A Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, that “Variable Rate Transaction” shall not include any Exempt Issuance.

1.24. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Class A Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Class A Ordinary Shares are not then listed or quoted for trading on any Trading Market and if prices for the Class A Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the average of the highest closing bid price per Class A Ordinary Share and the lowest closing ask price per Class A Ordinary Share for such date (or the nearest preceding date), or (d) in all other cases, the fair market value of a Class A Ordinary Share as determined by an independent appraiser jointly selected in good faith by the Company and the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be borne by the Company.

1.25. “Warrants” means this Warrant (and any new Warrant issued pursuant to Section 4.2).

2.	Exercise.

2.1. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Issuance Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise substantially in the form attached hereto as Exhibit 2.1 (the “Notice of Exercise”). Within the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2.4.1 herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2.3 below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation upon request within three (3) Trading Days following such request. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two (2) Trading Days of receipt of such notice. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time shall be less than the amount stated on the face hereof.

2.2. Exercise Price. The exercise price per Warrant Share shall be $11.50, subject to adjustment hereunder (the “Exercise Price”).

2.3. Cashless Exercise. After ninety (90) days after the Acquisition Merger Closing Date (the “Black-Out Period”), (x) if there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant Shares by the Holder and (y) A is greater than B (each as defined below), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) × (X)] by (A), where:

(A) =	the VWAP of the last Trading Day prior to the date of the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. Without limiting any other provision in the Transaction Documents, assuming (i) the Holder is not an Affiliate of the Company, and (ii) all of the applicable conditions of Rule 144 promulgated under the Securities Act with respect to Holder and the Warrant Shares are met in the case of such a cashless exercise, the Company agrees that the Company will cause the removal of the legend from such Warrant Shares (including by delivering an opinion of the Company’s counsel to the Transfer Agent at its own expense to ensure the foregoing), and the Company agrees that the Holder is under no obligation to sell the Warrant Shares issuable upon the exercise of the Warrant prior to removing the legend. The Company agrees not to take any position contrary to this Section 2.3.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2.3.

2.4. Mechanics of Exercise.

2.4.1. Delivery of Warrant Shares upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate or by electronic delivery (at the election of the Holder), for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise, and the Company shall cause such transmission by the date that is the later of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise and the aggregate Exercise Price and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), provided, however, the Warrant Share Delivery Date shall be extended by any delay caused by the Transfer Agent; provided, further, that in any event, the Company shall not be obligated to deliver Warrant Shares until it has received the aggregate Exercise Price therefor. The Holder shall not be deemed as the holder of record of the Warrant Shares until the Warrant Share Delivery Date. Notwithstanding anything herein to the contrary, upon payment of the aggregate Exercise Price for the Warrant Shares (or, in the case of a cashless exercise pursuant to Section 2.3, upon delivery of the Notice of Exercise), the Holder shall be deemed for purposes of Regulation SHO under the Exchange Act to have become the holder of the Warrant Shares irrespective of the date of delivery of the Warrant Shares. If the Company fails to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date and such delay is not caused by the Transfer Agent, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Class A Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Ordinary Shares as in effect on the date of delivery of the Notice of Exercise, which in any event shall not be more than two (2) Trading Days after the delivery to the Company of the Notice of Exercise.

2.4.2. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares (subject to receipt of the aggregate Exercise Price for the applicable exercise), deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

2.4.3. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2.4.1 by the Warrant Share Delivery Date (so long as such failure is not caused by the Transfer Agent), then the Holder will have the right to rescind such exercise.

2.4.4. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2.4.1 above pursuant to an exercise on or before the Warrant Share Delivery Date (other than due to any delay caused by the Transfer Agent), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Class A Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares (the “Sale”) which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Class A Ordinary Shares required to be delivered by the Holder under the Sale exceeds (y) the amount obtained by multiplying (i) the number of Warrant Shares that the Holder was required to deliver under the Sale times (ii) the price at which the Sale giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored and return any amount received by the Company in respect of the Exercise Price for those Warrant Shares (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Class A Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Class A Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Class A Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company with written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Class A Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

2.4.5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

2.4.6. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares in the Holder’s name, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto as Exhibit 2.4.5 duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

2.4.7. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

2.5. Holder’s Exercise Limitations. The Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below) or cause the Company not to be in compliance with the rules of the applicable Trading Market. For purposes of the foregoing sentence, the number of Class A Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Class A Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Class A Ordinary Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any other Class A Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2.5, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrant that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.5, in determining the number of outstanding Class A Ordinary Shares, a Holder may rely on the number of outstanding Class A Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Class A Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within three (3) Trading Days confirm orally and in writing to the Holder the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Class A Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99% or such higher percentage as may be permissible by the applicable Trading Market) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of Class A Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.5, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% (unless otherwise permitted pursuant to the rules of the applicable Trading Market) of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of Class A Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2.5 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.5 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3.	Certain Adjustments.

3.1. Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares (which, for avoidance of doubt, shall not include any Class A Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Class A Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding Class A Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Class A Ordinary Shares any shares of share capital of the Company, then in each case the Exercise Price shall be multiplied by a number or a fraction of which the numerator shall be the number of Class A Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Ordinary Shares outstanding immediately after such event, and the number of Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

3.2. Subsequent Equity Sales. If, at any time while this Warrant is outstanding (such period, the “Adjustment Period”), the Company issues, sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition), or, in accordance with this Section 3.2, is deemed to have issued or sold, any Class A Ordinary Shares or Class A Ordinary Share Equivalents for a consideration per Class A Ordinary Shares (the “Dilutive Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (other than an Exempt Issuance) (the foregoing a “Dilutive Issuance”), then simultaneously with the consummation of such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the Dilutive Issuance Price and the number of Warrant Shares issuable hereunder shall be proportionately increased such that the aggregate Exercise Price of this Warrant on the Issuance Date for the Warrant Shares then outstanding shall remain unchanged. If the Company enters into a Variable Rate Transaction, no adjustment to the Exercise Price shall be made until the Dilutive Issuance Price with respect to such Variable Rate Transaction may be determined. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3.2 in respect of an Exempt Issuance. For the avoidance of doubt, in the event the Exercise Price has been adjusted pursuant to this Section 3.2 and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, the Exercise Price shall be readjusted to the Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated. For all purposes of the foregoing, the following shall be applicable:

3.2.1. Issuance of Convertible Securities. If, during the Adjustment Period, the Company in any manner grants, issues or sells any option or convertible securities of the Company (other than an Exempted Issuance) (the “Convertible Securities”) and the lowest price per Class A Ordinary Share for which one Class A Ordinary Share is issuable upon the conversion, exercise or exchange thereof (such Class A Ordinary Share, a “Convertible Securities Share”) is less than the Applicable Price, then such Convertible Securities Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 3.2.1, the “lowest price per share for which one Convertible Securities Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (A) the sum of (1) the lowest amount of consideration (if any) received or receivable by the Company with respect to one Convertible Securities Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (2) the lowest exercise or conversion price set forth in such Convertible Security for which one Convertible Securities Share is issuable upon conversion, exercise or exchange thereof, minus (B) the sum of all amounts paid or payable to the holder of such Convertible Security plus the value of any other consideration received or receivable by the holder of such Convertible Security, with respect to any one Convertible Securities Share upon the issuance or sale of such Convertible Security. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Convertible Securities Share upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Exercise Price has been or is to be made pursuant to other provisions of this Section 3.2, except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

3.2.2. Change in Option Price or Rate of Conversion. If, during the Adjustment Period, the purchase or exercise price provided for in any Convertible Securities, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Class A Ordinary Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in Section 3.1), the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 3.2.2, if the terms of any Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Convertible Security and the Convertible Securities Share deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease.

3.2.3. Calculation of Consideration Received. If, during the Adjustment Period, any Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and such Convertible Security, the “Secondary Securities” and together with the Primary Security, each a “Unit”), together comprising one integrated transaction, the aggregate consideration per share with respect to such Primary Security shall be deemed to be the sum of (x) the purchase price of such Unit and (y) if such Primary Security is a Convertible Security, the lowest price per share for which one Class A Ordinary Share is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 3.2.1 above. If any Class A Ordinary Shares or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of cash received by the Company therefor. If any Class A Ordinary Shares or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the twenty (20) Trading Days immediately preceding the date of receipt. If any Class A Ordinary Shares or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving entity as is attributable to such Class A Ordinary Shares or Convertible Securities (as the case may be). The fair market value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair market value of such consideration will be determined within twenty (20) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company and the Holder on a 50/50 basis.

3.3. For the avoidance of doubt, the number of Warrant Shares or the Exercise Price shall not be adjusted as a result of the transactions contemplated by the Transaction Documents, the Binance Warrant or the Noble Elite Warrant.

3.4. Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3.1 above, if at any time the Company grants, issues or sells rights to purchase share, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of Class A Ordinary Shares (other than an Exempt Issuance) (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Class A Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

3.5. Pro Rata Distributions. During such time as this Warrant is outstanding, prior to the Company’s declaration of any dividend or other distribution of its assets (or rights to acquire its assets) to all (or substantially all) holders of Class A Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall not be entitled to participate in such Distribution, but shall be entitled to receive a notice of such Distribution at least 20 days prior to the declaration of the Distribution and the Holder shall be entitled to exercise the Warrant during the period from the receipt of the notice until the declaration of the Distribution in accordance with Section 2, including by way of cashless exercise even if this is during the Black-Out Period.

3.6. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company or any of its Subsidiaries, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Class A Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Class A Ordinary Shares or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Class A Ordinary Shares or any compulsory share exchange pursuant to which the Class A Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in a single transaction or a series of related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons acting in concert whereby such other Person or group acting in concert acquires 50% or more of the outstanding Class A Ordinary Shares or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall only be entitled to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2.5 on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Class A Ordinary Shares for which this Warrant is exercisable into immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2.5 on the exercise of this Warrant). For purposes of any such exercise, the Exercise Price shall be appropriately adjusted so that the aggregate Exercise Price payable upon the full exercise of this Warrant shall remain the same. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) may in its discretion decide to, at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), redeem this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. Further, the Company or any Successor Entity shall, at the written request of the Holder, at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), redeem this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable contemplated Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be equal to the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within seven (7) Business Days after the later of (i) the Company or the Successor Entity’s election to redeem this Warrant or the Holder’s written request for the Company to redeem this Warrant (as the case may be) or (ii) the date of consummation of the Fundamental Transaction. To the extent this Warrant will continue to be outstanding after the consummation of the Fundamental Transaction, the Company shall cause the Successor Entity to assume in writing all of the obligations of the Company under this Warrant. Upon the consummation of any such Fundamental Transaction if this Warrant continues to be outstanding, the Successor Entity shall be added to the term “Company” under this Warrant, and the Successor Entity or Successor Entities may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if such Successor Entity or Successor Entities had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3.6 regardless of whether the Company has sufficient authorized Class A Ordinary Shares for the issuance of Warrant Shares.

3.7. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

3.8. Notice to Holder.

3.8.1. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

3.8.2. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Class A Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Share rights or warrants to subscribe for or purchase any shares of share capital of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Class A Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Class A Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, to the extent permitted by applicable Laws, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

3.9. Variable Rate Transactions. The Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Class A Ordinary Shares or Class A Ordinary Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction without the Holder’s consent, so long as the Holder and its affiliates holding Warrant exercisable for Warrant Shares representing at least 5% of the Company’s total outstanding shares on a fully-diluted, as-exercised basis.

3.10. Voluntary Adjustment by Company. Subject to the rules and regulations of the Trading Market and the consent of the Holder, the Company may at any time during the term of this Warrant reduce, in its sole discretion, the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors.

4.	Transfer of Warrant.

4.1. Transferability. During the Lock-Up Period, this Warrant shall not be transferable other than in accordance with the terms of the Lock-Up Agreement. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4.4 hereof and this Section 4.1, after the Lock-Up Period, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit 2.4.5 duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days after the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.2. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

4.3. Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4.4. Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the transferor (other than in connection with a transfer to an Affiliate of the transferor) provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred Warrant under the Securities Act.

4.5. Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act. This Warrant, any Warrant issued in substitution or replacement therefor and any Warrant Shares issuable upon such exercise hereof or thereof, shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

5.	Miscellaneous.

5.1. No Rights as Shareholder until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2.4.1, except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2.3, in no event shall the Company be required to net cash settle an exercise of this Warrant.

5.2. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

5.3. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.4. Authorized Shares.

5.4.1. Reservation of Authorized and Unissued Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Ordinary Shares a sufficient number of Class A Ordinary Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable (which means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5.4.2. Noncircumvention. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (ii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

5.4.3. Authorizations, Exemptions and Consents. Before taking any action that would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

5.5. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Notwithstanding the foregoing, nothing in this paragraph shall limit or restrict the federal district court in which a Holder may bring a claim under the federal securities laws.

5.6. Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

5.7. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. No provision of this Warrant shall be construed as a waiver by the Holder of any rights which the Holder may have under the federal securities laws and the rules and regulations of the Commission thereunder. Without limiting any other provision of this Warrant or the Business Combination Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damage to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees (including those of any appellate proceedings), incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

5.8. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at ___________, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.8 prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section 5.8 on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K.

5.9. Limitation of Liability. No provision hereof and no enumeration herein of the rights or privileges of the Holder, in each case in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, shall impose any obligation on the Holder to exercise this Warrant.

5.10. Remedies. The Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

5.11. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of the Holder from time to time of this Warrant and the Company and shall be enforceable by each of them (and their successors and permitted assigns).

5.12. Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and a majority-in-interest of Holders of the Warrants, on the other hand.

5.13. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.14. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

5.15. Most Favored Nation. If, at any time after the Issuance Date and while this Warrant remains outstanding, the Company issues or sells to any Person any warrant to purchase or subscribe for Class A Ordinary Shares (each, a “Subsequent Warrant”) containing terms that, when taken as a whole, are more favorable to the holder of such Subsequent Warrant than the terms of this Warrant are to the Holder, then the Holder shall be entitled, subject to the conditions and limitations set forth in this Section 5.15, to receive the benefit of such more favorable terms by having this Warrant amended to incorporate such more favorable terms; provided, however, that the following conditions and limitations shall apply:

5.15.1. Prospective Application Only. This Section 5.15 shall apply only to Subsequent Warrants issued after the Issuance Date and shall not apply to any warrants or similar rights issued by the Company or any of its predecessors or Affiliates on or prior to the Issuance Date. For the avoidance of doubt, neither the Binance Warrant nor the Noble Elite Warrant shall be considered a Subsequent Warrant and this Section 5.15 shall not apply to the Binance Warrant or the Noble Elite Warrant.

5.15.2. Exempt Issuance. Notwithstanding the foregoing, the provisions of this Section 5.15 shall not apply to, and the term “Subsequent Warrant” shall not include, any securities issued or issuable pursuant to an Exempt Issuance.

5.15.3. Holistic Comparison. In determining whether the terms of a Subsequent Warrant are more favorable than the terms of this Warrant, the comparison shall be made on the basis of the terms of such Subsequent Warrant taken as a whole in comparison to the terms of this Warrant taken as a whole, and not on a term-by-term, provision-by-provision, or cherry-picked basis, and the number of the Class A Ordinary Shares issuable under a Subsequent Warrant should be disregarded. The Holder’s sole remedy under this Section 5.15, if available, shall be to have this Warrant amended so that its terms are identical in all material respects to the terms of the Subsequent Warrant that triggered the Holder’s rights hereunder.

5.15.4. Notice and Election. The Company shall notify the Holder in writing within fifteen (15) Business Days after the issuance of any Subsequent Warrant that may give rise to rights under this Section 5.15, which notice shall include a summary of the material terms of such Subsequent Warrant. Within thirty (30) days after receipt of such notice (the “Election Period”), the Holder may elect to receive the benefit of the more favorable terms by delivering written notice to the Company (an “MFN Election Notice”). If the Holder does not deliver an MFN Election Notice within the Election Period, the Holder shall be deemed to have irrevocably waived its rights under this Section 5.15 with respect to such Subsequent Warrant.

5.15.5. Amendment Mechanics. If the Holder timely delivers a valid MFN Election Notice in accordance with Section 5.15.4, the Company shall, within thirty (30) days following receipt of such MFN Election Notice, prepare and deliver to the Holder an amendment to this Warrant reflecting the more favorable terms of the applicable Subsequent Warrant, which amendment shall be effective upon execution by the Company and the Holder. The Holder shall execute and return such amendment within fifteen (15) Business Days of receipt; failure to do so shall constitute a waiver of the Holder’s election with respect to such Subsequent Warrant.

5.16. Termination. This Warrant shall terminate and be of no further force and effect upon the full exercise of this Warrant and completion of the delivery of all Warrant Shares subject to this Warrant.

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[Warrant Signature Page Follows]

[Warrant Signature Page]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

[●]

By:
Name:
Its:

Exhibit 2.1

NOTICE OF EXERCISE

To:	[FIRST DIGITAL GROUP HOLDING LTD.]

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States.

☐	if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.3.

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

Exhibit 2.4.5

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Class A Ordinary Shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

Address:

Phone Number:

Email Address:

Date:

Holder’s Signature:

Holder’s Address:

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